Chanticleer Holdings Reports First Quarter Revenue Growth of 34%

- Restaurant EBITDA grows 85% to $1 Million -

CHARLOTTE, NC – May 16, 2016 — Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer,” or the “Company”), owner, operator and franchisor of multiple branded restaurants in the U.S. and abroad, today announced financial results for the first quarter ended March 31, 2016.

Mike Pruitt, Chairman and CEO of Chanticleer commented, “During the first quarter we achieved strong revenue growth and restaurant EBITDA increased 85% to $1 million. Our Better Burger business, which accounted for 48% of our sales up from 17% last year, performed well with excellent store level economics due to the strength of our regional brands. We are focused on expanding our Better Burger concepts and recently announced plans to open 3 additional Little Big Burger locations in Portland by the end of the year. We also signed a new BGR franchisee with plans to open five stores in the Salt Lake City market and an agreement to open up to 10 Little Big Burger stores in the Seattle market.

“We are additionally beginning to benefit from the increased scale of the business as well as aggressive efficiency initiatives. General and Administrative expenses reduced to 15% of sales for the quarter compared to 22% in the same quarter last year. We are continuing the process of integrating and streamlining our acquired operations, and expect those actions to result in further margin improvement in the second half of the year.”

First Quarter Revenue Increases 34%; Adjusted EBITDA Improves 22%

Total revenue was $11.6 million, a 34.0% increase as compared to revenue of $8.7 million in the same prior year quarter. The increase resulted from the significant growth in our Better Burger group and was partially offset by lower revenues from our Hooters group.

Restaurant revenues increased 34.3% to $11.3 million for the quarter ended March 31, 2016 as compared with the same quarter last year. Revenue increased as growth in store count was partially offset by reduced revenue levels at our Hooters Australia restaurants, combined with the unfavorable impact of foreign currency rates on financial statement translation. Same store sales improved 10.9% in the Better Burger category and 2.0% in the Just Fresh business, while same stores sales in the Hooters business declined largely due to foreign currency fluctuations and local economic conditions in our international markets.

Chanticleer reported a loss from continuing operations of $1.6 million in the first quarter of 2016 as compared to a loss from continuing operations of $1.9 million in the first quarter of fiscal 2015. Chanticleer recorded a net loss of $1.4 million, or $0.07 per basic and diluted share in the first quarter of fiscal 2016, compared with a net loss of $2.3 million or $0.27 per basic and diluted share, in the first quarter of fiscal 2015.

Non-GAAP Adjusted EBITDA was a loss of $640 thousand for the quarter compared to a loss of $821 thousand in the first quarter of 2015. Approximately $440 thousand of the first quarter 2016 adjusted EBITDA loss was attributable to the Company’s Australia and Budapest Hooters operations in the quarter. Non-GAAP Restaurant EBITDA was $998 thousand for the quarter compared to $540 thousand in the first quarter of 2015.

Mike Pruitt continued, “Our iconic Hooters brand continues to resonate internationally with most of our stores performing well. We have seen improved performance at four of our five Australia locations as the recently strengthened management team drives operational improvements. However, those improvements have been slower than planned and two of our international stores are underperforming; we expect to drive further improvements or take other actions to reduce the negative impact in the near term.

“We plan to grow our Better Burger business while implementing cost reduction initiatives throughout the organization and continue to strengthen our financial performance going forward.”

Conference Call

The Company will hold a conference call on May 17, 2016 at 11:00 a.m. Eastern Time, to discuss the results of its first quarter ended March 31, 2016.

To access the call, dial (877) 407-8133 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8040. To access the webcast, including the quarterly slide presentation, log onto the Chanticleer website at http://ir.stockpr.com/chanticleerholdings/overview.

A replay of the teleconference will be available until June 17, 2016 and may be accessed by dialing (877) 660-6853. International callers may dial (201) 612-7415. Callers should use conference ID: 13637745

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA and Restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes pre-opening and closing costs for our restaurants, non-cash expenses, transaction-related expenses, change in fair value of derivative liability and other income and expenses. In addition, Restaurant EBITDA also excludes management fee income and general and administrative expenses. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the company’s operating performance and by the Company’s creditors. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA and Restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net income (loss) to Adjusted EBITDA and Restaurant EBITDA is included in the accompanying financial schedules.

For further information, please refer to Chanticleer’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2016, available online at www.sec.gov.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including Australia, South Africa, and Europe, and two Hooters restaurants in the United States. The Company also owns and operates American Burger Co., BGR the Burger Joint, BT’s Burger Joint, Little Big Burger and Just Fresh restaurants in the U.S.

For further information, please visit www.chanticleerholdings.com

Facebook: www.Facebook.com/ChanticleerHOTR

Twitter: http://Twitter.com/ChanticleerHOTR

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained in this Annual Report are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words. You should be aware that those statements reflect only the Company’s predictions. If known or unknown risks or uncertainties should materialize, or if underlying assumptions should prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind when reading this Annual Report and not place undue reliance on these forward-looking statements. Factors that might cause such differences include, but are not limited to:

●	Operating losses may continue for the foreseeable future; we may never be profitable;

●	Inherent risks in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way;

●	Inherent risks associated with acquiring and starting new restaurant concepts and store locations;

●	General risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices;

●	Intensive competition in our industry and competition with national, regional chains and independent restaurant operators;

●	Our rights to operate and franchise the Hooters-branded restaurants are dependent on the Hooters’ franchise agreements;

●	We do not have full operational control over the businesses of our franchise partners or operations where we hold less 100% ownership;

●	Failure to protect our intellectual property rights, including the brand image of our restaurants;

●	Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences;

●	Increases in costs, including food, labor and energy prices;

●	Our business and the growth of our Company is dependent on the skills and expertise of management and key personnel;

●	Constraints could affect our ability to maintain competitive cost structure, including, but not limited to labor constraints;

●	Work stoppages at our restaurants or supplier facilities or other interruptions of production;

●	Our food service business and the restaurant industry are subject to extensive government regulation;

●	We may be subject to significant foreign currency exchange controls in certain countries in which we operate;

●	Inherent risk in foreign operations and currency fluctuations;

●	Unusual expenses associated with our expansion into international markets;

●	The risks associated with leasing space subject to long-term non-cancelable leases;

●	We may not attain our target development goals and aggressive development could cannibalize existing sales;

●	Current conditions in the global financial markets and the distressed economy;

●	A decline in market share or failure to achieve growth;

●	Negative publicity about the ingredients we use or the potential occurrence of food-borne illnesses or other problems at our restaurants;

●	Breaches of security of confidential consumer information related to our electronic processing of credit and debit card transactions;

●	Unusual or significant litigation, governmental investigations or adverse publicity, or otherwise;

●	Our debt financing agreements expose us to interest rate risks, contain obligations that may limit the flexibility of our operations, and may limit our ability to raise additional capital;

●	Adverse effects on our results from a decrease in or cessation or clawback of government incentives related to investments; and

●	Adverse effects on our operations resulting from certain geo-political or other events.

You should also consider carefully the Risk Factors contained in Item 1A of Part I of our Annual Report, which address additional factors that could cause its actual results to differ from those set forth in the forward-looking statements and could materially and adversely affect the Company’s business, operating results and financial condition. The risks discussed in the Annual Report are factors that, individually or in the aggregate, the Company believes could cause its actual results to differ materially from expected and historical results. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

The forward-looking statements are based on information available to the Company as of the date hereof, and, except to the extent required by federal securities laws, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Further information on our business, including important factors which could affect actual results are discussed in the Company’s filings with the SEC, including its Annual Report on Form 10-K under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Contact:

Chanticleer Holdings, Inc.

Mike Pruitt, Chairman/CEO

Phone: 704.366.5122 x 1

mp@chanticleerholdings.com

Eric Lederer, CFO

Phone: 704.366.5736

elederer@chanticleerholdings.com

Press Information:

Chanticleer Holdings, Inc.

Investor Relations

Phone: 704.366.5122

ir@chanticleerholdings.com

Investor Relations

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

Phone 203.972.9200

jnesbett@institutionalms.com

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash	$1,178,000	$1,527,886
Accounts and other receivables	956,741	882,263
Inventories	646,759	726,624
Due from related parties	45,615	45,615
Prepaid expenses and other current assets	480,173	636,188
TOTAL CURRENT ASSETS	3,307,288	3,818,576
Property and equipment, net	16,409,702	16,641,232
Goodwill	12,701,022	12,702,139
Intangible assets, net	7,204,514	7,282,074
Investments at fair value	29,203	31,322
Other investments	1,050,000	1,050,000
Deposits and other assets	685,937	679,863
TOTAL ASSETS	$41,387,666	$42,205,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,447,069	$5,505,265
Current maturities of long-term debt and notes payable, net of discount of of $128,899 and $171,868, respectively	6,088,264	5,383,002
Current maturities of convertible notes payable, net of debt discount of $594,394 and $914,724, respectively	3,130,466	2,810,276
Current maturities of capital leases payable	33,620	39,303
Due to related parties	597,862	403,742
Deferred rent	739,405	683,793
Derivative liabilities	615,946	1,231,608
Liabilities of discontinued operations	124,043	124,043
TOTAL CURRENT LIABILITIES	17,776,675	16,181,032
Long-term debt, less current maturities, net of debt discount of $0 and $171,868, respectively	318,920	1,098,641
Capital leases payable, less current maturities	13,059	15,969
Deferred rent	1,523,556	1,798,660
Deferred tax liabilities	1,386,004	1,353,771
TOTAL LIABILITIES	21,018,214	20,448,073

Stockholders’ equity:
Preferred stock: no par value; authorized 5,000,000 shares; none issued and outstanding	-	-
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 21,337,247	2,134	2,134
Additional paid in capital	55,365,597	55,365,597
Accumulated other comprehensive loss	(791,412)	(987,695)
Non-controlling interest	231,210	389,810
Accumulated deficit	(34,438,077)	(33,012,713)
TOTAL STOCKHOLDERS’ EQUITY	20,369,452	21,757,133
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,387,666	$42,205,206

Chanticleer Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended
	March 31, 2016	March 31, 2015
Revenue:
Restaurant sales, net	$11,310,632	$8,421,842
Gaming income, net	99,534	132,027
Management fee income - non-affiliates	25,000	101,221
Franchise income	182,552	16,059
Total revenue	11,617,718	8,671,149
Expenses:
Restaurant cost of sales	3,776,795	2,961,658
Restaurant operating expenses	6,818,391	5,068,139
Restaurant pre-opening and closing expenses	7,555	206,747
General and administrative expenses	1,761,007	1,898,353
Depreciation and amortization	828,655	438,637
Total expenses	13,192,403	10,573,534
Loss from continuing operations	(1,574,685)	(1,902,385)
Other (expense) income
Interest expense	(609,833)	(704,852)
Change in fair value of derivative liabilities	615,662	338,053
Loss on extinguishment of debt	-	(170,089)
Other income (expense)	8,108	(1,533)
Total other (expense) income	13,937	(538,421)
Loss from continuing operations before income taxes	(1,560,748)	(2,440,806)
Income tax benefit (expense)	(36,231)	32,920
Loss from continuing operations	(1,596,979)	(2,407,886)
Loss from discontinued operations, net of taxes	-	(1,899)
Consolidated net loss	(1,596,979)	(2,409,785)
Less: Net loss attributable to non-controlling interest	171,615	141,784
Net loss attributable to Chanticleer Holdings, Inc.	$(1,425,364)	$(2,268,001)

Net loss attributable to Chanticleer Holdings, Inc.:
Loss from continuing operations	$(1,425,364)	$(2,266,102)
Loss from discontinued operations	-	(1,899)
Net loss attributable to Chanticleer Holdings, Inc.	$(1,425,364)	$(2,268,001)

Other comprehensive loss:
Unrealized loss on available-for-sale securities	$(2,120)	$-
Foreign currency translation (loss) gain	198,403	(1,286,028)
Total other comprehensive gain (loss)	196,283	(1,286,028)
Comprehensive loss	$(1,229,081)	$(3,554,029)

Net loss attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:
Continuing operations attributable to common stockholders, basic and diluted	$(0.07)	$(0.27)
Discontinued operations attributable to common stockholders, basic and diluted	$-	$-
Weighted average shares outstanding, basic and diluted	21,337,247	8,249,453

Chanticleer Holdings, Inc. and Subsidiaries

Reconcilation of Net Loss to EBITDA

	Three Months Ended
	March 31, 2016	March 31, 2015
Consolidated net loss	$(1,596,979)	$(2,407,886)
Interest expense	609,833	704,852
Income tax	36,231	(32,920)
Depreciation and amortization	828,655	438,637
EBITDA	$(122,260)	$(1,297,317)
Restaurant pre-opening and closing expenses	7,555	206,747
Change in fair value of derivative liabilities	(615,662)	(338,053)
Loss on extinguishment of debt	-	170,089
Transaction-related expenses	98,399	435,715
Other income	(8,108)	1,533
Adjusted EBITDA	$(640,076)	$(821,286)
General and administrative expenses	1,662,608	1,462,638
Management fee revenue	(25,000)	(101,221)
Restaurant EBITDA	$997,532	$540,131